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                                                                    EXHIBIT 99.1


WCC                                                               NEWS RELEASE
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4200 Wackenhut Drive, Palm Beach Gardens, FL 33410       FOR IMMEDIATE RELEASE
   CR-02-04



               WACKENHUT CORRECTIONS COMMENTS ON PENDING MERGER OF
                  THE WACKENHUT CORPORATION WITH GROUP 4 FALCK

PALM BEACH GARDENS, FLA. - MARCH 8, 2002-- WACKENHUT CORRECTIONS CORPORATION (NYSE: WHC) today reported that its parent company, The Wackenhut Corporation [NYSE: WAK / WAKB], signed a definitive merger agreement with Group 4 Falck, a multinational security and correctional services company. The completion of the transaction is subject to the approval of The Wackenhut Corporation (TWC) shareholders and board of directors, as well as the concurrence of the requisite regulatory agencies. The transaction is expected to be completed by mid-year 2002. Wackenhut Corrections Corporation (WCC) will continue to trade on the New York Stock Exchange, and, once the transaction is consummated, TWC's 57% majority ownership of WCC will transfer to Group 4 Falck. As a prerequisite to this transfer of WCC shares to Group 4 Falck, WCC's board of directors formed a special committee of independent directors to investigate and evaluate the transaction. The committee recommended approving the transaction.

George C. Zoley, Vice Chairman and Chief Executive Officer of WCC said, "There will be no change in WCC's corporate structure or its commitment to providing quality services to each of its customers worldwide. Our current executive leadership and management team will be unaffected by this transaction. WCC's regional management, a key point of contact for WCC's clients worldwide, will remain intact. Further, WCC has secured sufficient safeguards to guarantee unhampered global competition in a concerted effort to protect the independence of each company."

"The merger is not anticipated to have a material effect on WCC's previously announced earnings guidance. WCC continues to remain focused on growth, improving bottom line performance and aggressively pursuing its promising pipeline of new business opportunities." Zoley concluded.

Group 4 Falck is the world's second largest provider of security services. The Company is headquartered in Copenhagen, Denmark and is publicly traded on the Copenhagen Exchange. Group 4 Falck has activities in more than 50 countries with over 140,000 employees and annual revenues of approximately of U.S. $2.5 billion. The Company has three core businesses: security, safety and global solutions. Global solutions include facility management, development and management of prison and detention facilities, prisoner transportation, and immigration services in the countries of Australia, South Africa, and the United Kingdom.

WCC is a global leader in the privatized correctional management, health services and mental health rehabilitation services industry. At year-end 2001, WCC had 61 management contracts and awards, and with revenues in excess of $562 million, representing a 22 percent share of the U.S. private correctional market and a 56 percent share of the international market.

                                    --more--

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  WCC COMMENTS ON PENDING MERGER OF THE WACKENHUT CORPORATION WITH GROUP 4 FALCK


The Company offers government agencies a turnkey approach to the development of new correctional and mental health institutions that includes design, construction, financing and operations. Under these agreements, WCC manages approximately 43,000 offender beds in North America, Great Britain, Australia, South Africa and New Zealand, while also providing a range of additional correctional-related services, such as prisoner transportation services, electronic monitoring for home detainees, and correctional health care services. Through our 10,000 employees worldwide, WCC is committed to continuing our record of achievement and success for our clients.

Prior to consummation of merger transaction, The Wackenhut Corporation will file a proxy statement with the United States Securities and Exchange Commission
(SEC). Wackenhut has urged its shareholders to read the proxy statement when it becomes available to learn important information about the Wackenhut and the proposed merger transaction. Wackenhut shareholders will be able to obtain copies of these documents when they become available, along with any document Wackenhut has filed with the SEC, by contacting Wackenhut at 561-622-5656. The Wackenhut Corporation and Wackenhut's directors may be deemed to be participants in the solicitation of Wackenhut's shareholders in favor of the merger. Information concerning the direct or indirect interests, by security holdings or otherwise, of these persons is contained in The Wackenhut Corporation's proxy statement relating to its 2001 annual meeting of shareholders filed with the SEC on March 30, 2001.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND FUTURE PERFORMANCE OF THE COMPANY THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS, INCLUDING STATEMENTS REGARDING GENERAL ECONOMIC CONDITIONS, COMPETITIVE FACTORS, ESTIMATED EARNINGS, REVENUES, COSTS, PIPELINE OF NEW BUSINESS, GROWTH AND INCREASE IN SHAREHOLDER VALUE. INVESTORS SHOULD REFER TO DOCUMENTS THAT THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A DESCRIPTION OF CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY FROM CURRENT EXPECTATIONS AND FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, (1) THE SALE OF THE PARENT COMPANY WILL BE NO MATERIAL CHANGE IN WCC'S CORPORATE STRUCTURE; (2) THE COMPANY'S ABILITY TO WIN SERVICE CONTRACTS FOR WHICH IT HAS SUBMITTED PROPOSALS AND TO RETAIN EXISTING MANAGEMENT CONTRACTS; (3) THE COMPANY'S ABILITY TO EXPAND CORRECTIONS SERVICES AND DIVERSIFY ITS SERVICES; (4) THE COMPANY'S ABILITY TO ACHIEVE COMPANY PROJECTED EARNINGS GUIDANCE AND OTHER FACTORS CONTAINED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE PROSPECTUS DATED JANUARY 23, 1996, FORMS 10-K, 10-Q AND 8-K REPORTS.




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Contact: Margaret Pearson - (561) 691-6406 or mpearson@wackenhut.com